Exhibit 23.2

                    Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reported dated January 30, 1996, appearing in Structural Dynamics Research Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1995.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
June 28, 1996